As filed with the Securities and Exchange Commission on March 6, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Professional Diversity Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7370	83-0374250
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

801 W. Adams Street

Suite 600, Chicago, Illinois 60607

(312) 614-0950

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Kirsch

Chief Executive Officer

Professional Diversity Network, Inc.

801 W. Adams Street

Suite 600, Chicago, Illinois 60607

(312) 614-0950

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Froy, Esq. Brian Lee, Esq. SNR Denton US LLP 233 South Wacker Drive Suite 7800 Chicago, IL 60606-6404 (312) 876-8000	Chadwick I. Buttell, Esq. Natalie T. Crampton, Esq. Patzik, Frank & Samotny Ltd. 150 South Wacker Drive Suite 1500 Chicago, IL 60606 (312) 551-8300	Stephen E. Older, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173 (212) 547-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value per share	$1,188,150	$162.07

In accordance with Rule 457(o) under the Securities Act of 1933, the number of shares being registered and the proposed maximum offering price per share are not included in this table.

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-181594), as amended, is hereby registered. The registrant previously paid $3,311.03 in connection with the Registration Statement on Form S-1 (File No. 333-181594).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) (this “462(b) Registration Statement”) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-181594) filed by Professional Diversity Network, Inc. with the Securities and Exchange Commission (the “Commission”), as amended, including the exhibits thereto, which was declared effective by the Commission on March 4, 2013, is incorporated herein by reference.

This 462(b) Registration Statement is being filed for the purpose of registering additional shares of our common stock, par value $0.01 per share, which will be offered pursuant to this 462(b) Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this 462(b) registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 5th day of March, 2013.

Professional Diversity Network, Inc.

/s/ James Kirsch
By: James Kirsch
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this 462(b) registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Kirsch	Chief Executive Officer (principal executive officer)	March 5, 2013
James Kirsch

/s/ Myrna Newman	Chief Financial Officer and Secretary (principal financial and accounting officer)	March 5, 2013
Myrna Newman

/s/ *	Director	March 5, 2013
Daniel Marovitz

Director
Stephen Pemberton

/s/ *	Director	March 5, 2013
Barry Feierstein

/s/ *	Director	March 5, 2013
Andrea Sáenz

*By: /s/ James Kirsch
James Kirsch Attorney-in-fact

Registration Statement On Form S-1

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Form of Opinion of SNR Denton US LLP, counsel to the Registrant, with respect to the legality of securities being registered.

23.1	Consent of Marcum LLP

23.2	Consent of SNR Denton US LLP (see Exhibit 5.1)